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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated August 15, 1996, August 29, 1996, August 27, 1996 and February 9, 1996 (except for Note 2, as to which the date is July 14, 1996) relating to the financial statements of Alfalfa's, Inc., Kathy's Natural Foods Ranch Market, Inc., New Frontiers, Inc., and Wild Oats Markets, Inc., respectively, and our report dated February 9, 1996 relating to the financial statement schedule of Wild Oats Markets, Inc. listed under Item 16(b) of this Registration Statement, which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial and Operating Data of Wild Oats Markets, Inc.," "Selected Financial and Operating Data of Alfalfa's, Inc." and "Experts" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial and Operating Data of Wild Oats Markets, Inc." or "Selected Financial and Operating Data of Alfalfa's, Inc."


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boulder, Colorado

October 2, 1996